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CHARDAN HEALTHCARE ACQUISITION 2 CORP.

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Chardan Healthcare Acquisition 2 Corp. Announces Renovacor’s Appointment of Matt Killeen, Ph.D., as Chief Scientific Officer

•	Dr. Killeen joins Renovacor from BioMarin where he led the discovery and development of AAV-based gene therapies for inherited cardiac diseases

New York, August 25, 2021 (GLOBE NEWSWIRE) — Renovacor, Inc. (“Renovacor”), an early-stage biotechnology company developing adeno-associated virus (AAV)-based gene therapies for devastating cardiovascular and central nervous system diseases resulting from BAG3 gene variants, today announced the appointment of Matt Killeen, Ph.D., as chief scientific officer (CSO), effective as of September 1, 2021. Chardan Healthcare Acquisition 2 Corp. (CHAQ) previously announced on March 23, 2021 that it entered into a definitive merger agreement with Renovacor, Inc. The closing of the merger is expected to occur in the third quarter of 2021.

“Matt’s extensive experience discovering, researching and developing AAV-based gene therapies for cardiovascular diseases makes him an ideal fit as Renovacor’s CSO,” said Magdalene Cook, M.D., chief executive officer of Renovacor. “He has an impressive track record of successfully establishing R&D capabilities, advancing therapeutic candidates, and building an early-stage pipeline, which positions him well for success in his new role. We are thrilled to welcome him to the team and look forward to working together to advance REN-001 into the clinic and further develop our broader pipeline of innovative gene therapies.”

Dr. Killeen added, “Leading the early development of Renovacor’s pipeline presents a transformative opportunity to positively impact the lives of patients living with BAG-3 associated dilated cardiomyopathy and broader patient populations. I believe the company’s unique therapeutic approach has broad applicability and the potential to yield the first FDA-approved therapeutic intervention addressing the underlying genetic cause of BAG3-associated familial dilated cardiomyopathy. Its impressive preclinical data sets strongly support this belief and highlight how REN-001’s validated capsid, one-time payload and monogenic target indication position it for success. I am looking forward to working with the Renovacor team and its respected scientific and clinical advisors to build on these data as we seek to deliver transformative treatments to patients living with devastating diseases.”

Dr. Killeen is joining Renovacor from BioMarin Pharmaceutical Inc. where, as head of cardiovascular research, he led the discovery and early development of novel AAV-based gene therapies for a range of inherited heart diseases. At BioMarin, Dr. Killeen founded the Cardiovascular Therapeutic Area and scaled it into a dedicated R&D unit, built a pipeline of potential precision therapies for genetic heart diseases, and forged multiple R&D partnerships across industry and academia. In earlier roles at BioMarin, he led R&D portfolio strategy initiatives for the company’s early pipeline and spearheaded the development of its R&D strategy. Prior to his time at BioMarin, Dr. Killeen led efforts to support the commercialization and launch of new therapies for multiple sclerosis at Biogen. He also advised pharmaceutical companies on R&D and commercialization strategies for multiple pipeline therapies for cardiovascular diseases at Decision Resources Group, now Clarivate.

Dr. Killeen holds a Ph.D. in cardiac electrophysiology from the University of Cambridge, where he specialized in genetic heart rhythm abnormalities and identified potential novel therapeutic approaches for these diseases. He was subsequently a research fellow at Harvard Medical School and Massachusetts General Hospital in the laboratory of Calum MacRae, researching the disease biology of rare and common heart diseases. He has published more than 20 peer-reviewed papers on topics spanning genetic cardiac diseases, cardiac electrophysiology, arrhythmias and drug safety, and is the sole author of a textbook on the role of cardiac electrophysiology in pharmaceutical R&D. Dr. Killeen is a member of the Board of Directors for the Sudden Cardiac Arrest Foundation and has been elected as a fellow of the Royal Society of Biology (FRSB) and a fellow of the American College of Cardiology (FACC).

About Chardan Healthcare Acquisition 2 Corp.

CHAQ is a special purpose acquisition company formed for the purpose of effecting a merger, acquisition, or similar business combination. CHAQ raised approximately $86.0 million in April 2020 for the purpose of combining with a public or privately-held operating business. CHAQ was founded and sponsored by affiliates of Chardan Capital Markets LLC. CHAQ is Chardan’s sixth publicly traded acquisition vehicle.

About Renovacor

Renovacor is a preclinical stage gene therapy company developing a pipeline of innovative and proprietary AAV-based gene therapies for BAG3 gene mutation-associated diseases in areas of high unmet medical need. Renovacor’s therapeutic focus is initially on cardiovascular disease, with a lead program in BAG3 mutation-associated dilated cardiomyopathy. For more information, please visit www.renovacor.com. No part of Renovacor’s website is incorporated by reference into or otherwise deemed to be a part of this press release.

Renovacor previously announced that it had entered into a merger agreement with Chardan Healthcare Acquisition 2 Corp. (NYSE: CHAQ) (“CHAQ”), a special purposes acquisition company. Completion of the proposed merger is subject to approval by the stockholders of CHAQ and certain other conditions. The proposed merger is expected to close in the third quarter of 2021.

Additional Information and Where to Find It

This communication is being made in respect of a proposed transaction between Renovacor and CHAQ. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. CHAQ intends to file a proxy statement, which will be sent to all CHAQ and Renovacor stockholders. CHAQ also will file other documents regarding the proposed transaction with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF CHAQ AND RENOVACOR ARE URGED TO READ THE PROXY STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by CHAQ through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by CHAQ may be obtained free of charge from CHAQ’s website at https://www.chardanhealthcarespac.com/ or by written request to CHAQ at Chardan Healthcare Acquisition 2 Corp., 17 State Street, 21st Floor, New York, NY 10004.

Participants in Solicitation

CHAQ and Renovacor and their respective directors and officers may be deemed to be participants in the solicitation of proxies from CHAQ’s stockholders in connection with the proposed transaction. Information about CHAQ’s directors and executive officers and their ownership of CHAQ’s securities is set forth in CHAQ’s filings with the SEC, including CHAQ’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 4, 2021. To the extent that holdings of CHAQ’s securities have changed since the amounts printed in CHAQ’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 4, 2021, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the above paragraph.

Forward-Looking Statements Legend

This communication contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the anticipated timing of the transaction and Renovacor’s products under development. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of CHAQ’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and proxy statement discussed above and other documents filed by CHAQ from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Renovacor and CHAQ assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Renovacor nor CHAQ gives any assurance that either Renovacor or CHAQ will achieve its expectations.

Investor Contact:

John Mullaly

LifeSci Advisors

617-429-3548

jmullaly@lifesciadvisors.com

Media Contact:

Patrick Bursey

LifeSci Communications

646-970-4688

pbursey@lifescicomms.com